ANNUAL MEETING OF STOCKHOLDERS

June 2, 2016



Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to timely complete our investment in Noden Pharma DAC, if at all, and to realize the benefits of such transaction if consummated;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

OVERVIEW OF PDL BIOPHARMA



Company Overview

- **PDL BioPharma, Inc. (“PDL” or the “Company”) provides growth capital and financing solutions to late stage public and private healthcare companies.**
  - The Company offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors.
  - The Company extends tailored debt facilities to companies.
  - The Company offers hybrid solutions to companies with repayment through debt and royalties.
  - The company offers equity financing for commercial products.
- **Evaluates investments across the healthcare universe for attractive assets.**
  - Drugs or medical devices with highly differentiated profile.
  - Agnostic as to therapeutic field.
  - Companies with existing or near-term revenues.
- **PDL initiated a strategy of acquiring a diverse portfolio of new healthcare income generating assets in 2012 and has committed capital of approximately $1B to date.**

Key Information

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Employees	11
2015 Revenues	$590 million
2015 Expenses	$40 million
2Q16 Quarterly Dividend (Pay Date)	$0.05 /share on June 13
2Q16 Quarterly Dividend (Record Date)	June 6
2016 Dividend Policy	Quarterly; set in second month of each quarter
Total Deployed Capital To Date	~$1 billion[1]
1Q16Cash Position	$292 million
Average Daily Volume	~2.1 million shares

1. Includes funds in Noden transaction which is pending Hart-Scott-Rodino review.

PDL BioPharma

Experienced Management and Board

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Steffen Pietzke
Controller & Chief Accounting Officer

Nathan Kryszak
Senior Counsel

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track-Record of Success

CORPORATE DEVELOPMENTS



Overview

- **Quarterly Dividend**
  - Declared $0.05/share dividend payable on June 13 to shareholders of record on June 6.
- **Ariad**
  - Restructured the agreement with Ariad to provide more flexibility for PDL.
  - Previously, the agreement provided that Ariad was required to draw $50 million in the summer of 2016 with an option to draw up to an additional $100 million as well.
  - Revised agreement continues to require Ariad to draw the mandatory $50 million this summer and reduces the optional amount to $40 million which can be drawn next summer.
- **Noden Pharma DAC**
  - Invest ~$107 million in private Irish company for ultimately ~88% ownership.
  - Noden Pharma DAC and affiliated entities will commercialize Tekturna® and Tekturna HCT® (known as Rasilez® in EU) which contain the direct renin inhibitor, aliskiren, as a monotherapy and as a fixed-dose combination with the diuretic, hydrocholothiazide, respectively.
  - Typically used as a 3rd line treatment for hypertension in patients who are refractory or intolerant to ACE or ARBs.
  - Transaction is subject to Hart-Scott-Rodino review, which is on-going.

PDL BioPharma

- **PDL has committed to an equity investment in Noden Pharma DAC (Noden), which is domiciled in Ireland.**
  - Investment is part of an acquisition of specialty pharma products.
  - Equity used for asset acquisition and working capital.
  - PDL will make equity investments to ultimately have ~88% ownership of Noden after acquisition of its initial products.
- **Noden**
  - Formed for the purpose of acquiring specialty pharma products.
  - CEO of Noden, Elie Farah
    - Was CEO for Merus Labs in acquisition of Enablex.
  - PDL will have 3 of 5 board seats.
  - Noden's first products are cardiovascular products for hypertension known as Tekturna and Tekturna HCT; and are being acquired from Novartis.
  - Noden will actively promote drug through small contract sales force.

Noden Transaction Short Term Timeline

- **Execution of documents**
  - May 24
  - Public announcement with summary of terms
- **Hart-Scott-Rodino Filing**
  - Filed on May 31, 2016
  - FTC clearance typically requires 30 days but can be as short as 15 days
- **Expected Closing**
  - Late June 2016
  - Public announcement of FTC clearance by PDL and Noden
- **SEC Filing**
  - PDL is required to file audited special purpose financial statements for Tekturna within 75 days after closing

PDL BioPharma

Noden Financial and Strategic Impact

- PDL will consolidate Noden financials.
- Expected to be immediately accretive to cash earnings.
- Strong revenue impact on a consolidated basis.
- Noden likely to have lower tax rate than PDL.
- Provides a vehicle for additional product acquisitions.

PDL BioPharma

ASSET OVERVIEW



16 Income Generating Transactions

11 Current Investments

Type	Company	Amount	Date
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015
Senior Secured Financing	CareView Communications	$40,000,000	June 2015
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

4 Matured Investments

Type	Company	Amount	Date
Royalty Transaction/ Senior Secured Financing	AVINGER[1]	$40,000,000	April 2013
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012

1 Pending Investment

Type	Company	Amount	Date
Equity Investment	Noden Pharma[2]	$107,000,000[3]	June 2016

$937MM deployed • $312MM committed during 2015 • ~ $1B committed to date

1 Additional royalties owed to PDL.
2 Subject to antitrust clearance under Hart-Scott-Rodino.
3 Initial investment and commitment in 2016.

PDL BioPharma

Acquired Income Generating Assets (1/2)

Entity	Structure	Technology	Deal Summary
AcelRx Pharmaceuticals, Inc.	Royalty	Combination drug (sufentanil microtablet) and device product used for the treatment of moderate to severe post-operative pain in the hospital setting.	▪ $65 million in exchange for 75 percent of the royalties AcelRx receives from Grünenthal as well as 80 percent of the first four commercial milestones subject to a capped amount.
ARIAD	Royalty	Iclusig kinase inhibitor whose primary target is BCR-ABL, an abnormal tyrosine kinase expressed in CML and Ph+ ALL.	▪ Up to $140M with $50M at signing, $50M at 12-month anniversary and up to an additional $40M at ARIAD's option in July 2017. 2.5% on Iclusig WW net sales from signing through 12 months; 5% from 12 months through 12/31/2018; 6.5% thereafter.
CAREVIEW COMMUNICATIONS	Debt	Video system and virtual bed rails to passively monitor hospital patients at risk of falling.	▪ Up to $40M loan, of which the first tranche of $20M was funded on October 7, 2015 and the second tranche is payable upon attainment of a milestone by June 30, 2017. Each tranche has a five year maturity; first tranche pays interest at 13.5% and second tranche pays interest at 13.0%.
University of Michigan	Royalty	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1.	▪ PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6M.
VB Viscogliosi Bros., LLC	Royalty	PMA-approved spinal implant commercialized by Paradigm Spine.	▪ PDL acquired right to receive royalties on sales of spinal implant for $15.5M until PDL receives 2.3x its cash.
kaléo	Debt	Auvi-Q for delivery of epinephrine to treat severe allergic reactions, and EVZIO for delivery of naloxone for opioids overdose.	▪ $150M in notes backed by 100% of royalties on sales of Auvi-Q by Sanofi and 10% of net sales of EVZIO by kaléo. The Notes pay interest at 13% with an expected final maturity in 2020.
Paradigm Spine	Debt	Coflex for treatment of spinal conditions.	▪ $54M in loans backed by most assets of Paradigm Spine. Interest rate is 13%. ▪ Paradigm Spine option for an additional $3 million to be drawn before June 30, 2016. ▪ Loans mature on February 14, 2019.

PDL BioPharma

Acquired Income Generating Assets (2/2)

Entity	Structure	Technology	Deal Summary
DIRECT FLOW MEDICAL INC.	Debt	Transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication.	▪ $35M loan at signing plus $15M loan funded in November 2014 and $5 million loan funded in January 2016, backed by most assets of Direct Flow. Initial interest rate was 15.5% on $35M, which declined to 13.5%. Loans mature on November 5, 2018.
Depomed	Royalty	Glumetza, Janumet XR, Invokana, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada.	▪ PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5M until PDL receives $481M after which payments will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR	Debt	Femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface for more accurate corneal incisions.	▪ $40M loan backed by most assets of Lensar was amended and restated as part of Alphaeon's acquisition of Lensar. Alphaeon assumed $42M of debt and issued 1.7 M of Alphaeon common stock as part of the amendment. The loan matures on December 15, 2020.
Wellstat Diagnostics, LLC	Hybrid royalty/debt	Development of point-of-care diagnostic system using electrochemical luminescence and assays.	▪ $44M hybrid debt-royalty structure royalty whereby return on the loans depends on the date of repayment. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. PDL had advanced additional sums for operating expenses but is no longer doing so. Term can be as long as 2021.

PDL BioPharma

Concluded Transactions – Performance Overview

Entity	Structure	Technology	Deal Summary
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	▪ $55M of Notes backed by assets of Merus. ▪ In September 2013 Merus repaid PDL in full plus pre-payment fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	▪ In exchange for $20.8M, PDL received royalties in a hybrid royalty and debt transaction. ▪ Royalty rate was 9.95%. Eight-year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. ▪ On November 12, 2014, AxoGen paid $30.3M to PDL which constituted full payment and PDL bought $1.75M worth of AxoGen stock.
DURATA THERAPEUTICS.	Debt	Novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	▪ $25M first tranche of loans and $15M second tranche of loans. ▪ The interest rate on first $25M was 14% which declined to 12.75% on $40M outstanding when $15M second tranches was drawn. ▪ On November 17, 2014, Durata repaid the $40M loan plus accrued interest, and prepayment fees and change of control fees.
AVINGER	Hybrid royalty/debt	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device.	▪ In exchange for $20.0M, PDL received 12% interest on the Notes. ▪ In September 2015, PDL received ~$21.4 million as payment for principal, accrued interest and fees. ▪ Includes minimum royalty payments through April 2018

Deal	Transaction Date	Transaction Maturity Date	Total Committed ($M)	Amount Invested ($M)	Cash Received by PDL	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	25.9	39.0	2.2	1.5	23.3%
Durata	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	20.0	30.0	2.4	1.5	18.9%
Total			**$ 165.8**	**$ 140.5**	**$ 175.7**	**1.4**	**1.3**	**19.7%**

1. Includes equity transactions. Remaining stock value at April 30, 2016 – $440K.
2. Includes actual cash flows from royalty portion of transaction, and forecasted cash flows from remaining royalty payments through April 2018.

PDL BioPharma

Unapproved Queen Licensed Product – Term and Royalty Rates 1/2

Solanezumab

- Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease, designed by PDL and being developed by Eli Lilly.

Previous Phase 3s: Mild & Moderate Alzheimer's Disease

- In 2012, Lilly reported that its initial Phase 3 trials in patients with mild and moderate Alzheimer’s Disease did not slow disease progression.
  - Secondary analysis of patients with mild Alzheimer's Disease did show a slowing of disease progression.
- Since that trial, most experts believe that treatment should focus on patients with earlier stages of Alzheimer's Disease.
  - National Institutes of Health is studying solanezumab in patients with beta amyloid build up but no symptoms and patients with mild disease.
  - Biogen has also focused its trials on patients with earlier stages of the disease.
- On July 22, 2015, Lilly presented two year data from an extension of these two studies that utilized a delayed start analysis.
  - New data suggests that patients who started solanezumab earlier retained an advantage in cognition and daily function over those whose started later.
  - The difference persisted for two years.

Unapproved Queen Licensed Product – Term and Royalty Rates 2/2

New Phase 3: Mild Alzheimer's Disease

- Based on the results in its initial Phase 3 trials, Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013.
- Study uses PET scans or similar screens to distinguish between patients with Alzheimer's Disease and those with dementia.
  - These screens enrich the study with patients who have Alzheimer's Disease which is important because dementia patients won't benefit from anti-beta amyloid treatment.
- Data expected in 4Q16 and filing for approval in 1H17 if data is positive.

PDL Know-How Royalty

- PDL has a 2% know-how royalty on solanezumab which runs for 12.5 years from the date of its first sale.
- Recent survey of institutional investors suggests that, if approved, average peak sales in 2022 would be $6.2 billion with 60% of respondents suggesting a range of $5-8 billion.
  - $6.2 billion (peak in 2022) x 2% = $124 million royalty.

FINANCIALS





First Quarter Ended March 31, 2016 Overview

(In thousands, except per share amounts)	Three Months Ended March 31, 2016	2015
Royalties from Queen et al. patents	$ 121,455	$ 127,810
Royalty rights - change in fair value	(27,102)	11,362
Interest revenue	8,964	10,534
License and other	(193)	-
Total revenues	103,124	149,706
G&A expenses	9,846	7,666
Operating income	93,278	142,040
Interest and other income, net	113	86
Interest expense	(4,550)	(8,610)
Income before income taxes	88,841	133,516
Income tax expense	32,954	49,018
Net income	$ 55,887	$ 84,498
Net income per share - Basic	$ 0.34	$ 0.52
Net income per share - Diluted	$ 0.34	$ 0.50

	March 31, 2016	December 31, 2015
Cash, cash equivalents and short-term investments	$ 291,956	$ 220,352
Total notes receivable	$ 371,856	$ 364,905
Total royalty rights - at fair value	$ 354,881	$ 399,204
Total assets	$ 1,055,375	$ 1,012,205
Total term loan payable	$ -	$ 24,966
Convertible notes payable	$ 230,850	$ 228,862
Total stockholders's equity	$ 742,531	$ 695,952

DEBT



Current and Long-Term Debt

- On November 20, 2015, PDL repurchased approximately $53.6 million in aggregate principal amount of its 4.00% Convertible Senior Notes Due February 1, 2018 for approximately $43.0 million in cash in open market transactions. The closing of the transaction occurred on November 30, 2015. Following the closing of the transaction, approximately $246.4 million of the Convertible Notes remain outstanding.

Convertible Notes	Conversion Rate per $1,000 Principal Amount	Approximate Conversion Price Per Common Share	Conversion Price as Increased by Bond Hedge	Effective Date	Principal Balance Outstanding 12/31/15
February 2018 Notes 4.00%	109.1047	$9.17	$10.36	February 12, 2014	$246,400,000

PDL BioPharma

CONCLUSION



Investment Highlights

- Sixteen income generating deals to date deploying (including funds to be deployed in Noden transaction) over $1 billion in capital with potential for additional deals.
- Adverse equity and debt markets represent the most favorable environment for PDL as an alternative provider of capital since the inception of its financing activities.
- Potential royalties from solanezumab if it is approved with Phase 3 data in 4Q16.
- Set quarterly dividend of $0.05/share for 2Q16 and will review dividend in second month of each quarter thereafter.
- Liquidity – volume averages ~2.1 million shares/day.

PDL BioPharma